Exhibit 3.2

BALTIC TRADING LIMITED

SECOND AMENDED AND RESTATED BYLAWS

AS ADOPTED JULY 17, 2015

ARTICLE I
OFFICES

The principal place of business of Baltic Trading Limited (the “Corporation”) shall be at such place or places, as the Directors of the Corporation (the “Directors”) shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1.  Annual Meeting: The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

Section 2.  Special Meeting: Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the order of the Board or by the President, Secretary or an Assistant Secretary whenever required in writing to do so by shareholders owning not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting.  Such request shall state the purpose or purposes of the proposed special meeting.  Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting.  The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 3.  Notice of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telefax, telegraph, cablegram, telex, or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his/her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his/her address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary.  Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Section 4. Quorum: At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 5.  Voting: If a quorum is present, and except as otherwise expressly provided by law or by the Second Amended and Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”), at all meetings of shareholders for the election of Directors a plurality of the vote cast shall be sufficient to elect.  With respect to other matters, except as otherwise provided by law or by the Articles of Incorporation, if a quorum is present, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.  At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy.  Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the voting power of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.  Any action required or permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 6.  Fixing of Record Date: The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, or more than sixty (60) days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.  The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III
DIRECTORS

Section 1.  Number: The affairs, business, and property of the Corporation shall be managed by a Board to consist of at least one (1) Director.  Within the limits fixed by these Second Amended and Restated Bylaws (these “Bylaws”), the number of Directors may be determined either by the vote of a majority of the entire Board or by vote of the shareholders.  The Directors need not be residents of the Marshall Islands or shareholders of the Corporation.  Corporations may, to the extent permitted by law, be elected Directors.

Section 2.  How Elected: Except as otherwise provided by law or Section 4 of this Article III, the Directors (other than the first Board if named in the Articles of Incorporation or designated by the Incorporator) shall be elected at the annual meeting of shareholders.  Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.  Cumulative voting, as defined in Division 7, Section 71(2) of the Marshall Islands Business Corporations Act (the “MIBCA”), shall not be used to elect Directors. Each Director shall be elected to serve until the next annual meeting of shareholders and until his/her successor shall have been duly elected and qualified, except in the event of his/her death, resignation, removal, or the earlier termination of his/her term of office.

Section 3.  Removal: Any or all of the Directors may be removed, with or without cause, by vote of the shareholders.  Any Director may be removed for cause by action of the Board.

Section 4.  Vacancies: Vacancies in the Board occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of Directors, or for any other reason including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, except as otherwise prescribed by law or unless the Articles of Incorporation provide that such vacancies or newly created directorships shall be filled by vote of the shareholders.  Vacancies occurring by removal of Directors without cause may be filled only by vote of the shareholders.

Section 5.  Regular Meeting: Regular meetings of the Board may be held at such time and place as may be determined by decision of the Board and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 6.  Special Meeting: Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the President, or any officer of the Corporation who is also a Director.  The President or the Secretary shall also call a special meeting of the Board upon written request directed to either of them by any Director stating the time, place, and purpose of such special meeting.  Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 7.  Notice of Special Meeting: Notice of the date, time and place of each special meeting of the Board shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this Section 7, notice shall be deemed to be duly given to a Director if given to him/her personally (including by telephone) or if such notice be delivered to such Director by mail, e-mail, telegraph, telefax, cablegram, telex, or teleprinter to his/her last known address.  Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him/her.

Section 8.  Quorum: A majority of the Directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business.

Section 9.  Voting: The vote of the majority of the Directors, present in person or by proxy, in communication by e-mail, telefax or conference telephone, at a meeting at which a quorum is present shall be the act of the Directors.  Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

Section 10.  Compensation of Directors and Members of Committees: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV
COMMITTEES

Section 1.  Executive Committee and Other Committees: The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an Executive Committee to consist of one or more of the Directors, which to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation (if any) to be affixed to all papers which may require it.  In addition, the Board may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the Directors, each of which shall perform such function and have such authority and powers as shall be delegated to it by such resolution or resolutions or as provided for in these Bylaws, except that only the Executive Committee may have and exercise the powers of the Board.  Members of the Executive Committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board, subject, however, to removal at any time by the vote of the Board.  Vacancies in membership of such committees shall be filled by vote of the Board.

Section 2.  Committee Rules:  Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business and may meet at stated times or on such notice as they may determine.  In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III hereof.  Each committee shall keep a record of its proceedings and report the same to the Board when requested.

ARTICLE V
OFFICERS

Section 1.  Number and Designation: The Board shall appoint a President, Secretary and Treasurer.  In addition, the Board may appoint such other officers as it may deem necessary.  Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.  Officers of the Corporation shall be natural persons except the Secretary may be a corporate entity.  Any two or more offices may be held by the same natural person.

The officers shall be appointed annually by the Board at its first meeting following the annual election of Directors, but in the event of the failure of the Board to so appoint any officer, such officer may be appointed at any subsequent meeting of the Board.  The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may at any meeting appoint additional officers. Each officer shall hold office until the first meeting of the Board following the next annual election of Directors and until his/her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his/her term of office through death, resignation, removal or otherwise.  Any officer may be removed by the Board at any time with or without cause.  Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board at any regular or special meeting.

Section 2.  President: The President shall be the Chief Executive Officer of the Corporation and shall have general management of the affairs of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President, except as specifically limited by appropriate written resolution of the Board and shall have such other powers and perform such other duties as may be assigned to him/her by the Board.  The President shall preside at all meetings of shareholders at which he/she is present and, if he/she is a Director, at all meetings of the Directors.

Section 3.  Treasurer: The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him/her by the Board or President.

Section 4.  Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board at which he/she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation (if any), shall be empowered to affix the corporate seal (if any) to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him/her by the Board or President. If the Secretary is a corporation, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.

Section 5.  Other Officers: Officers other than those treated in Section 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board or the President.

Section 6.  Attorneys-in-Fact: The Corporation may appoint an attorney or attorneys-in-fact as shall from time to time be necessary to act for and on behalf of the Corporation in accordance with authority vested by the Board and which shall be evidenced by resolutions of the Board or a power of attorney duly executed by an officer of the Corporation as authorized by the Board.

Section 7.  Bond: The Board shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his/her duties in such form and with such surety or sureties as the Board may deem advisable.

ARTICLE VI
INDEMNIFICATION

Section 1.  Indemnification of Directors, Officers and Employees:

(a)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, Fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

(b)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he/she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him/her or in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)            Notwithstanding the other provisions of this Article VI, to the extent that a Director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article VI, or in the defense of any claim, issue or matter therein, he/she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

(d)           Any indemnification under Sections (a) and (b) of this Article VI (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by the Board by a majority vote or a quorum consisting of Directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the Director or officer is not proper in the circumstances because he/she had not met the applicable standards of conduct set forth in Sections (a) and (b) of this Article VI.

(e)             For purposes of this Article VI, the term “Corporation” shall include any predecessor or successor of the Corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger. Any Director or officer of the Corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the Corporation, or (ii) any employee benefit plan of the Corporation or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The benefits of this Article VI shall extend to the heirs and legal representatives of any person entitled to indemnification under this Section.

(f)           The Corporation may indemnify any person, including any employee or agent of the Corporation, to whom the Corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the MIBCA or other rights created by (i) a resolution of the shareholders, (ii) a resolution of Directors or (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholder or disinterested Directors or otherwise.

(g)            The right to indemnification conferred by Sections (a), (b) or (c) of this Article VI shall, and any indemnification extended under Section (f) of this Article VI may, be retroactive to events occurring prior to the adoption of this Article VI and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law.

(h)            Any person entitled to be indemnified as a matter of right pursuant to this provision may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought.  The right to be indemnified pursuant to this provision shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding (including investigations by any governmental or quasi-governmental agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer in his/her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should ultimately be determined that such Director or officer is not entitled to be indemnified under this provision.  No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment.  The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Article VI may be required upon such terms and conditions, if any, as the Board deems appropriate.  The Board may, in the manner set forth above, and subject to the approval of the person entitled to be indemnified authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

(i)            Any indemnification under Sections (a), (b) or (c) of this Article VI or advance of costs, charges and expenses under Section (h) of this Article VI shall be made promptly, and in any event within sixty (60) days, upon the written request of the Director or officer, directed to the Secretary. The right to indemnification or advances as granted by Section (h) of this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (h) of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article VI, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections (a) and (b) of this Article VI, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(j)             For purposes of this Article VI:

a.            “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

b.            A person who acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Sections (a) and (b) of this Article VI; and

c.            Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

(k)            Savings Clause:  If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, Fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII
CERTIFICATES FOR SHARES

Section 1.  Form and Issuance: The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board.  Certificates shall be registered in the name of the respective owner of shares and shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.  The Corporation is not authorized to issue any certificate to the order of bearer.

Section 2.  Transfer: The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3.  Loss of Stock Certificate: The Board may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VIII
PROHIBITIONS

Section 1.  Unauthorized Acts: The Corporation will not engage in any business or activity not authorized by the laws of the Republic of the Marshall Islands, or by the laws of any jurisdiction where it may apply for authorization or qualification to conduct business.

ARTICLE IX
DIVIDENDS

Section 1.  Declaration and Form: Dividends may be declared in conformity with law by, and at the discretion of, the Board at any regular or special meeting.  Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE X

CORPORATE SEAL

Section 1.  Corporate Seal: The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference, the year of incorporation and the words “Marshall Islands” in the center, or such other appropriate legend as the Board may from time to time determine.

ARTICLE XI
FISCAL YEAR

Section 1.  Fiscal Year: The fiscal year of the Corporation shall be such period of twelve (12) consecutive months as the Board may by resolution designate.

ARTICLE XII
AMENDMENTS

Section 1.  By the Shareholders: These Bylaws may be amended, added to, altered or repealed or new bylaws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and entitled to vote and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

Section 2.  By the Directors: If the Articles of Incorporation so provide, these Bylaws may be amended, added to, altered or repealed, or new bylaws may be adopted, at any regular or special meeting of the Board by the affirmative vote of a majority of the entire Board, subject, however, to the power of the stockholders to alter, amend or repeal any bylaws as adopted.

ARTICLE XIII
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation, its directors, officers and/or employees arising pursuant to any provision of the MIBCA or the Corporation’s articles of incorporation or bylaws, as such articles and bylaws may be amended or amended and restated and in effect from time to time, or (iv) any other action asserting a claim against the Corporation, its directors, officers and/or employees that is governed by the internal affairs doctrine, shall be the United States District Court for the Southern District of New York and any New York State court sitting in New York County, State of New York of the United States of America (the “Chosen Courts”), except for any such action or proceeding as to which a Chosen Court determines that there is an indispensable party not subject to the jurisdiction of the Chosen

Courts (and the indispensable party does not consent to the personal jurisdiction of a Chosen Court within ten days following such determination). If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.